SECURITIES AND EXCHANGE COMMISSION
			     WASHINGTON, D.C. 20549


				 _______________

				    FORM 8-K

				 CURRENT REPORT
		     PURSUANT TO SECTION 13 OR 15(D) OF THE
			 SECURITIES EXCHANGE ACT OF 1934


Date  of  Report  (Date  of  earliest  event  reported):  April  23,  1999



			  Northern States Power Company
	       (Exact Name of Registrant as Specified in Charter)


		       Minnesota                                 1-3034
    (State or Other Jurisdiction of Incorporation)     (Commission File Number)

				   41-0448030
			(IRS Employer Identification No.)



			   414 Nicollet Mall     55401
		      Minneapolis, Minnesota     (Zip Code)
		    (Address of Principal Executive Offices)



				 (612) 330-5500
	      (Registrant's telephone number, including area code)

ITEM  5.  -  OTHER  EVENTS

     As previously reported in Northern States Power Company's Current Report on Form 8-K, dated as of March 24, 1999, which was filed on March 25, 1999, Northern States Power Company, a Minnesota corporation ("NSP"), and New Century Energies, Inc., a Delaware corporation ("NCE"), entered into an Agreement and Plan of Merger, dated as of March 24, 1999 (the "Merger Agreement"), providing for a strategic business combination of NSP and NCE. Pursuant to the Merger Agreement, NCE will be merged with and into NSP, with NSP as the surviving corporation in the merger (the "Merger"). Subject to the terms of the Merger Agreement, at the time of the Merger, each share of common stock, par value $1.00 per share, of NCE ("NCE Common Stock") (other than certain shares to be cancelled), together with any associated preferred share purchase rights, will be converted into the right to receive 1.55 shares of common stock, par value $2.50 per share, of NSP ("NSP Common Stock"). Cash will be paid in lieu of any fractional shares of NSP Common Stock which holders of NCE Common Stock would otherwise receive.

     Consummation of the Merger is subject to the satisfaction or waiver of certain closing conditions, including, among others, approval by the shareholders of NSP and NCE, approval or regulatory review by certain state utilities regulators, the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and the Federal Communications
Commission, and expiration or termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     The merger is expected to be a tax-free, stock-for-stock exchange for shareholders of both companies (except with respect to any cash received by NCE shareholders in lieu of fractional shares), and to be accounted for as pooling of interests. Each of NSP and NCE has agreed to certain undertakings and limitations regarding the conduct of their respective businesses prior to the closing of the transaction. The Merger is expected to take from 12 to 18 months to complete.

     The Merger Agreement was filed as Exhibit 2.1 to NSP's March 24, 1999 Form 8-K, and is hereby incorporated herein by reference.

     The merger agreement provides that the combined company will be created by first transferring NSP's utility assets (other than investments in and assets of subsidiaries) into a newly formed, wholly owned subsidiary (which is referred to herein as New NSP Utility Sub). At the same time, New NSP Utility Sub will assume all of NSP's liabilities associated with the assets transferred. Then NCE will merge into NSP, with NSP as the surviving corporate entity in the merger. The surviving corporation, which is referred to herein as New Co., will be a holding company for the combined assets and operations of NSP and NCE. If difficulties arise in obtaining the approvals and consents required to transfer NSP's utility assets to New NSP Utility Sub, NSP and NCE may negotiate a mutually acceptable alternative.

New  Co.  Pro  Forma  Combined  Condensed  Information
------------------------------------------------------

     The  unaudited pro forma condensed financial statements included in Exhibit
99.01 give effect to the merger using the pooling of interests method of accounting. Under this accounting method, NSP's and NCE's balance sheets and income statements are treated as if they have always been combined for accounting and financial reporting purposes. These unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements and related notes of NSP and NCE, which are included in the Annual Reports on Form 10-K of the respective companies for the year ended December 31, 1998.

     The unaudited pro forma combined condensed balance sheets at December 31, 1998, assumes the merger had been completed on December 31, 1998. The unaudited pro forma combined condensed statements of income for the three years ended December 31, 1998, assume the merger had been completed on January 1, 1996, the beginning of the earliest period presented.

     The unaudited pro forma combined condensed financial statements do not necessarily indicate what the combined company's financial position or operating results would have been if the merger had been completed on the assumed completion dates and they do not necessarily indicate future operating results of the combined company.

New  NSP  Utility  Sub  Pro  Forma  Condensed  Information
----------------------------------------------------------

     The pro forma financial information included in Exhibit 99.02 adjusts the historical financial statements of NSP after giving effect to the transfer of ownership of all NSP utility assets (other than investments in and assets of subsidiaries) to New NSP Utility Sub and the assumption by New NSP Utility Sub of all of NSP's liabilities associated with the assets transferred.

     The unaudited pro forma condensed balance sheets at December 31, 1998, assumes the merger had been completed on December 31, 1998. The unaudited pro forma condensed statements of income for the three years ended December 31, 1998, assume the merger had been completed on January 1, 1996, the beginning of the earliest period presented.

     The unaudited pro forma condensed financial statements do not necessarily indicate what New NSP Utility Sub's financial position or operating results would have been if the merger had been completed on the assumed completion dates and they do not necessarily indicate future operating results of New NSP Utility Sub.

ITEM  7.  FINANCIAL  STATEMENTS,  PRO  FORMA FINANCIAL STATEMENTS, AND EXHIBITS.

     (c)        Exhibits
		--------

		Exhibit 99.01 Pro forma combined condensed financial infor-mation of Northern States Power Company and New Century Energies, Inc.
		Exhibit 99.02      Pro  forma condensed financial information of
				   New NSP Utility Sub.
		Exhibit 99.03 Agreement and Plan of Merger, dated as of March 24, 1999, by and between Northern States Power Company and New Century Energies, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of New Century Energies, Inc. dated March 24, 1999).

				  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

					  NORTHERN  STATES  POWER  COMPANY


					  By:  /s/  Roger  D.  Sandeen
					  -----------------------
					  Name:    Roger  D.  Sandeen
					  Title: Vice  President  and  Controller



Date:  April  23,  1999